UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Form 8-K filed on March 19, 2008, Antonio Goncalves, Jr., the Chief Executive Officer of Advance Nanotech, Inc. (the “Company”), tendered his resignation to be effective 180 days after the date of such notice. Effective as of April 28, 2008, the Board of Directors of the Company accepted Mr. Goncalves’ resignation from the Company effective as of such date.

Effective as of April 28, 2008, Mr. Peter Rugg was appointed acting Chairman of the Board and Mr. Lee Cole was appointed the acting Principal Executive Officer of the Company. Mr. Cole, 47, has served as a director of the Company since October 2005 and formerly served as Chairman of the Board from October 2004 to April 2006. He currently serves on the Company’s Compensation Committee (as chair) and Executive Committee. Since 1998, Mr. Cole has been a principal with Tech Capital Group, a technology consulting and investment firm that has investments in private and public information and healthcare technology companies. Mr.Cole has been a director since December 2002 of Electronic Game Card, Inc., an OTC-traded developer and designer of gaming devices, and is currently the interim Chief Executive Officer of Electronic Game Card, Inc. Mr. Cole does not receive any compensation for serving as a director of the Company or for attending Board of Directors, committee or stockholder meetings because he received a special grant of 120,000 stock options in 2006 to acknowledge his role as a founder of the Company. On February 1, 2007, the Company subleased certain office space at the New York corporate office located at 600 Lexington Avenue. The sublease tenant is an affiliate of Mr. Cole. Under the terms of the sublease, the sublease ran from February 1, 2007 through January 2008 and required monthly rent payments of $8,000. On March 1, 2008, the Company renewed certain office space at the New York Corporate office located at 600 Lexington Avenue on a month-to-month term. Neither Mr.Rugg nor Mr. Cole not anticipate receiving compensation for serving as the acting Chairman and acting Principal Executive Officer of the Company, as it is anticipated that this is a temporary situation prior to consummation of the previously-announced Owlstone exchange agreement.

As previously reported on a Form 8-K filed on March 19, 2008, Magnus R.E. Gittins, the President and Executive Chairman of the Company, tendered his resignation to be effective 180 days after the date of such notice. On May 2, 2008, the Board of Directors terminated Mr. Gittins employment with the Company pursuant to the terms of his Amended and Restated Employment Agreement with the Company dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name:	Thomas P. Finn
Title:	Chief Financial Officer & Secretary

Dated: May 2, 2008